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EXHIBIT 32.2

certification pursuant to
18 U.S.C. § 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Muncy Columbia Financial Corporation (the “Corporation”) on Form 10-K for the year-ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph K. O’Neill, Jr., the Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly represents, in all material respects the financial condition and result of operations of the Corporation for the dates and periods covered by the Report.

3.This certificate is being made for the exclusive purpose of compliance by the Principal Financial Officer of the Corporation with the requirements of section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.

Date:	March 12, 2024	/s/ Joseph K. O’Neill, Jr.
Joseph K. O’Neill, Jr. Executive Vice President and Chief Financial Officer (Principal Financial Officer)